                                Exhibit 10(16)
         Third Amendment to Business Loan Agreement between Registrant and Bank of America, Texas, N.A., dated December 26, 1997

                                                                   EXHIBIT 10.16

[LOGO OF BANK OF AMERICA]

                                                          Amendment to Documents
================================================================================

                  THIRD AMENDMENT TO BUSINESS LOAN AGREEMENT
                          (RECEIVABLES AND INVENTORY)

This Third Amendment to Business Loan Agreement (Receivables and Inventory) is entered into as of December 26, 1997, between Bank of America Texas, N.A. ("Bank") and Aztec Manufacturing Co. ("Borrower").

                                   RECITALS
                                   --------

A. WHEREAS, Bank and Borrower have entered into that certain Business Loan Agreement (Receivables and Inventory) dated June 28, 1996, and amended on February 12, 1997 and September 22, 1997 (collectively the "Agreement"); and

B. WHEREAS, Borrower and Bank desire to amend certain terms and provisions of said Agreement as more specifically hereinafter set forth.

                                    AGREED
                                    ------

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower mutually agree to amend said Agreement as follows:

1. Paragraph 8.11 (Treasury Stock) of the Agreement is amended in its entirety to read as follows:

     8.11   Treasury Stock.  Not to purchase, redeem, or otherwise acquire for
            --------------
     value any of its shares, or create any sinking fund in relation thereto; provided that, Borrower may purchase or otherwise acquire value its shares for an aggregate purchase price not to exceed, during the period from the date of this Amendment until July 1, 1999, the sum of (a) Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00), plus (b) the proceeds of any key man life insurance policy provided for the purpose of funding the repurchase of its shares".

This Amendment will become effective as of the date first written above, provided that each of the following conditions precedent have been satisfied in a manner satisfactory to Bank:

     The Bank has received from the Borrower a duly executed original of this Amendment, together with a duly executed Guarantor Acknowledgment and Consent in the form attached hereto (the "Consent").

Except as provided in this Amendment, all of the terms and provisions of the Agreement and the documents executed in connection therewith shall remain in full force and effect. All references in such other documents to the Agreement shall hereafter be deemed to be references to the Agreement as amended hereby.

THIS WRITTEN AMENDMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

BANK OF AMERICA TEXAS, N.A.                         Aztec Manufacturing Co.


By: /s/ Don Hellman                                 By:  /s/ Dana Perry
   ---------------------------                          ------------------------
Don Hellman, Vice President                         Dana Perry, Vice President


                                                                               2